SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  November 23, 1994




                          FORT HOWARD CORPORATION

           (Exact name of registrant as specified in its charter)



          Delaware                       1-6901                39-1090992

(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)



1919 South Broadway, Green Bay, Wisconsin                            54304

(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (414) 435-8821

ITEM 5.  OTHER EVENTS


     Fort Howard Corporation (the "Company") filed a registration statement with the Securities and Exchange Commission relating to a proposed $300 million public offering of common stock of the Company.

     The proposed public offering will be managed by Morgan Stanley & Co. and co-managed by CS First Boston Corporation and Salomon Brothers Inc.
S.G. Warburg Securities Ltd. will also be co-manager on the international portion of the offering.

     A registration statement for the proposed public offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






































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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           FORT HOWARD CORPORATION
                                                 (Registrant)



                                           By:  /s/ James W. Nellen II
                                           Name:   James W. Nellen II
                                           Title:  Vice President



Dated:  November 28, 1994



































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